UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Directors

On May, 19, 2011, pursuant to the Granite Falls Energy, LLC (the “Company”) Fifth Amended and Restated Operating and Member Control Agreement (“Member Control Agreement”), the at-large members of the board of governors exercised their right to appoint an alternate at-large governor to the board of governors of the Company. The at-large members of the board of governors have appointed Mr. Martin Seifert to fill this seat. Mr. Seifert will serve at the pleasure of the at-large members of the board of governors. Mr. Seifert’s biography is as follows:

Martin Seifert - Age 39, Alternate At-Large Governor. Mr. Seifert was appointed as the Company’s alternate at-large governor in May 2011. Mr. Seifert has served as the executive director of the Avera Marshall Foundation at Avera Marshall Regional Medical Center since 2010. The Avera Marshall Foundation provides financial support for the Marshall Regional Medical Center hospital and long term care facility. Mr. Seifert has also been a Realtor with Real Estate Retrievers since 2010. Prior to joining the Avera Marshall Foundation and Real Estate Retrievers, Mr. Seifert was a member of the Minnesota House of Representatives from 1996 to 2011. He also served as minority leader in the Minnesota House of Representatives from 2006 to 2009. Mr. Seifert graduated from Southwest Minnesota State University in 1995. Mr. Seifert currently resides in Marshall, Minnesota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: May 24, 2011	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer